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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-46852) and Forms S-8 (File Nos. 333-91179, 333-38996 and 333-49802) of Lionbridge Technologies, Inc. of our report dated January 29, 2001, except as to Note 17 which is as of April 2, 2001, relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
April 2, 2001